Exhibit 10.16

ROOT, INC.
COMMON STOCK PURCHASE AGREEMENT
October 19, 2020

TABLE OF CONTENTS
Page

1.	Purchase and Sale of Stock		1
	1.1	Sale and Issuance of Common Stock	1
	1.2	Closing	1

2.	Registration Rights		1

3.	Representations, Warranties and Covenants of the Company		1
	3.1	Organization, Good Standing and Qualification	1
	3.2	Authorization	2
	3.3	Valid Issuance of Common Stock	2
	3.4	Compliance with Other Instruments	2
	3.5	Description of Capital Stock	2
	3.6	Registration Statement	3
	3.7	Brokers or Finders	3
	3.8	Private Placement	3
	3.9	Most Favored Nation	3

4.	Representations, Warranties and Covenants of the Investor		4
	4.1	Organization, Good Standing and Qualification	4
	4.2	Authorization	4
	4.3	Purchase Entirely for Own Account	4
	4.4	Disclosure of Information	4
	4.5	Investment Experience	4
	4.6	Accredited Investor	4
	4.7	Brokers or Finders	4
	4.8	Restricted Securities	4
	4.9	Legends	5
	4.1	Market Stand-Off Agreement; Lock-Up Agreement	5
	4.11	Removal of Restrictive Legends	5

5.	Conditions of the Investor’s Obligations at Closing		6
	5.1	Representations and Warranties	6
	5.2	Public Offering Shares	6
	5.3	Rights Agreement Amendment	6
	5.4	Absence of Injunctions, Decrees, Etc	6

6.	Conditions of the Company’s Obligations at Closing		6
	6.1	Representations, Warranties and Covenants	6
	6.2	Public Offering Shares	6
	6.3	Absence of Injunctions, Decrees, Etc	6

7.	Termination		7

8.	Miscellaneous		7
	8.1	Publicity	7
	8.2	Survival of Warranties	7
	8.3	Successors and Assigns	7
i

8.4	Governing Law	7
8.5	Counterparts	7
8.6	Notices	7
8.7	Brokers or Finders	8
8.8	Amendments and Waivers	8
8.9	Severability	8
8.10	Corporate Securities Law	8
8.11	Entire Agreement	9
8.12	Specific Performance	9
ii

ROOT, INC.
COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of October 19, 2020, by and between Root, Inc., a Delaware corporation (the “Company”), and Silver Lake Partners VI, L.P., a Delaware limited partnership (the “Investor”).
THE PARTIES HEREBY AGREE AS FOLLOWS:
1.Purchase and Sale of Stock.
1.1Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, $250,000,000 of shares (the “Shares”) of Class A Common Stock of the Company (the “Common Stock”) at a price per share equal to the per share initial public offering price (before underwriting discounts and expenses) in the Qualified IPO (as defined below) (the “IPO Price”), such number of shares rounded down to the nearest whole share (with the total purchase price correspondingly reduced for such fractional share amount). “Qualified IPO” shall mean the issuance and sale of shares of the Common Stock by the Company, pursuant to an Underwriting Agreement to be entered into by and among the Company and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-249332) (the “Registration Statement”) and/or any related registration statements (the “Underwriting Agreement”).
1.2Closing. The purchase and sale of the Shares shall take place at the location and at the time immediately subsequent to the closing of the Qualified IPO (which time and place are designated as the “Closing”). At the Closing, the Investor shall make payment of the purchase price of the Shares by wire transfer in immediately available funds to the account specified by the Company against delivery to the Investor of the Shares registered in the name of the Investor, which Shares shall be uncertificated shares.
2.Registration Rights. At the Closing, in connection with the purchase of the Shares, the Company’s Fifth Amended and Restated Investors’ Rights Agreement, dated November 25, 2019, by and among the Company (f/k/a Root Stockholdings, Inc.) and the stockholders of the Company listed thereto (the “Existing Rights Agreement”), shall, pursuant to Section 6.6 of the Existing Rights Agreement, be amended, in substantially the form attached hereto as Exhibit A (the “Rights Agreement Amendment” and, together with the Existing Rights Agreement, the “Rights Agreement”), solely for the purpose of providing the Investor with piggyback registration rights under Section 2.2 of the Rights Agreement.
3.Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Investor that as of the date hereof and as of the date of the Closing:
3.1Organization, Good Standing and Qualification.
(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.
(b)The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not be material and adverse to the Company.

3.2Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and, subject to obtaining the requisite stockholder approval for the Rights Agreement Amendment, the Rights Agreement Amendment, the performance of all obligations of the Company under this Agreement and the Rights Agreement Amendment, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes, and as of the Closing the Rights Agreement Amendment shall constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.
3.3Valid Issuance of Common Stock. The Shares being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of liens, encumbrances and restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except the filings required by applicable state “blue sky” securities laws, rules and regulations.
3.4Compliance with Other Instruments.
(a)The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws.
(b)Except as would not be material to the Company, the Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Rights Agreement Amendment, and the consummation of the transactions contemplated by this Agreement and the Rights Agreement Amendment will not result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.
(c)The Company hereby represents, warrants and covenants to the Investor that the Shares will not represent more than 10% of the outstanding voting securities of the Company immediately following the consummation of the transaction contemplated under Section 1 of this Agreement.
3.5Description of Capital Stock. As of the date of the Closing, the statements set forth in the Pricing Prospectus (as defined in the Underwriting Agreement) and Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects. Exhibit B to this Agreement sets forth the capitalization of the Company as of the date of this Agreement, including the number of shares of the following: (i) issued and outstanding Common Stock; (ii) outstanding stock options; (iii) shares of Common Stock reserved for future award grants under the Company’s equity plan; (iv) each series of preferred stock of the Company; and (v) warrants or stock purchase rights, if any. The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.
3.6Registration Statement. The Registration Statement, and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
3.7Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.
3.8Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investor set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under this Agreement, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would require such a registration.
3.9Most Favored Nation. During the period from the date of this Agreement through the Closing, if the Company shall have entered into any additional, or modified any existing, agreements or arrangements with any existing or future investors in the Company that have the effect of issuing and/or selling Common Stock or securities convertible into Common Stock on terms and conditions that are more favorable to such investor in any respect than the terms and conditions of this Agreement in respect of the Investor, then the Company shall promptly advise the Investor of such fact (and the relevant terms and conditions) and (unless otherwise agreed by the Company and the Investor) this Agreement, without any further action of the Company or the Investor, shall be deemed automatically amended and modified to include such more favorable terms and conditions such that the Investor shall receive the benefit of such more favorable terms and conditions.

4.Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants that as of the date hereof and as of the date of the Closing:
4.1Organization, Good Standing and Qualification. The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.
4.2Authorization. The Investor has full power and authority to enter into this Agreement and the Rights Agreement, and each such agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.
4.3Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.
4.4Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.
4.5Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares.
4.6Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.
4.7Brokers or Finders. The Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.
4.8Restricted Securities. The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
4.9Legends. The Investor understands that the Shares may bear one or all of the following legends:
(a)“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
(b)“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. AS A RESULT OF SUCH AGREEMENT, THESE SECURITIES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”
(c)Any legend required by applicable state “blue sky” securities laws, rules and regulations.
4.10Market Stand-Off Agreement; Lock-Up Agreement. The Investor hereby agrees that it shall not sell or otherwise transfer or dispose of the Shares, other than to donees, partners or Affiliates (as defined below) of the Investor who agree to be similarly bound, for up to 180 days following the effective date of the Qualified IPO (the “Lock-Up Period”). In order to enforce this covenant, the Company shall have the right to place restrictive legends on the book-entry accounts representing the Shares and to impose stop transfer instructions with respect to the Shares until the end of such period. The provisions of this Section 4.10 shall not apply to shares acquired in market purchases following the Qualified IPO. In addition, the Investor hereby confirms that it will, on or prior to the pricing of the Qualified IPO, execute and deliver to the Underwriters a lock-up agreement in the form reasonably agreed to by the Investor and the Underwriters (the “Lock-Up Agreement”); provided that no such Lock-Up Agreement shall be required to be delivered by Investor if any other investor purchasing Common Stock of the Company in a private placement closing substantially concurrently with the Qualified IPO does not execute and deliver a substantially similar lock-up agreement. Upon execution and delivery by the Investor, the Lock-Up Agreement will be in full force and effect. For purposes of this Agreement, the term “Affiliates” means any individual or entity that directly or indirectly controls, is controlled by, or is under common control with the individual or entity in question.
4.11Removal of Restrictive Legends. Following the expiration of the Lock-Up Period, in the event that the Shares become registered under the Securities Act or are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (x) instruct the Company’s transfer agent to issue new uncertificated (book-entry) instruments representing the Shares, which shall not contain such portion of the above legend that is no longer applicable, (y) take all actions with the Company’s transfer agent reasonably requested by the Investor to permit such un-legended Shares to be deposited into the account specified by the Investor to the Company in writing, and (z) instruct the Company’s transfer agent to cause such Shares to be assigned the same CUSIP as the shares of Class A Common Stock that are then traded on the principal stock exchange on which the shares of Class A Common Stock are then listed; provided that, (1) the Investor surrenders to the Company the previously issued uncertificated (book-entry) instruments representing the Shares and (2) the Investor delivers a customary representation letter to the extent requested by the Company’s transfer agent.
5.Conditions of the Investor’s Obligations at Closing. The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.
5.1Representations and Warranties. The representations and warranties of the Company contained in Section 3 of this Agreement shall be true on and as of the Closing, except for representations that are provided as of a particular date, which shall be true and correct as of such dates.
5.2Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.
5.3Rights Agreement Amendment. The Rights Agreement Amendment shall have been executed and delivered by the Company and the other parties to the Existing Rights Agreement sufficient to amend the Existing Rights Agreement pursuant to Section 6.6 thereof.
5.4Absence of Injunctions, Decrees, Etc. During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.
6.Conditions of the Company’s Obligations at Closing. The obligations of the Company under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.
6.1Representations, Warranties and Covenants. The representations, warranties and covenants of the Investor contained in Section 4 shall be true on and as of the Closing.
6.2Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, shares of Common Stock from the Company and selling stockholders (if any) pursuant to the Registration Statement and Underwriting Agreement, with an aggregate initial offering price to the public (before underwriting discount and commissions) of at least $200,000,000.
6.3Absence of Injunctions, Decrees, Etc. During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

7.Termination. This Agreement shall terminate (i) at any time upon the written consent of the Company and the Investor, (ii) upon the withdrawal by the Company of the Registration Statement, or (iii) on December 1, 2020 if the Closing has not occurred.
8.Miscellaneous.
8.1Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investor has made or proposes to make an investment in the Company, except as may be required by law or with the prior written consent of the other party. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other party with reasonable opportunity to review and comment on such proposed disclosures. Notwithstanding the foregoing, the Investor may use the Company’s current logo or logos in connection with describing their portfolio or this investment on its webpages and in its promotional materials.
8.2Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.
8.3Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company; provided, however, the Shares and the rights, duties and obligations of the Investor hereunder may be assigned to an Affiliate of the Investor without the prior written consent of the Company but any such assignment shall not relieve the Investor of its duties and obligations hereunder. Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
8.4Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.
8.5Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
8.6Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:
(a)if to the Investor, to the Investor’s address or electronic mail address as shown on the Investor’s signature page to this Agreement, with a copy (which shall not constitute notice) to Kenneth Wallach and Hui Lin, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.
(b)if to the Company, to the attention of the General Counsel of the Company at 80 E. Rich Street, Suite 500, Columbus, OH 43215, or at such other current address or electronic mail address as the Company shall have furnished to the Investor, with a copy (which shall not constitute notice) to Nicole Brookshire and David Peinsipp, Cooley LLP, 101 California Street, Floor 5, San Francisco, California 94111.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii)  if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
8.7Brokers or Finders. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7, and the Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.7.
8.8Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.
8.9Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
8.10Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF

CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
8.11Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
8.12Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investor, and the Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

ROOT, INC.

By:	/s/ Alexander Timm
Name:	Alexander Timm
Title:	Chief Executive Officer

Address:	80 E. Rich Street, Suite 500 Columbus, OH 43215
Signature Page to Common Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

SILVER LAKE PARTNERS VI, L.P.
BY: SILVER LAKE TECHNOLOGY ASSOCIATES VI, L.P.
BY: SLTA VI (GP), L.L.C.
BY: SILVER LAKE GROUP, L.L.C.

By:	/s/ Greg Mondre
Name:	Greg Mondre
Title:	Co-CEO

Address:	55 Hudson Yards 550 West 34th Street 40th Floor New York, NY 10001

Email:	Andy.Schader@SilverLake.com, Jennifer.Gautier@silverlake.com
Signature Page to Common Stock Purchase Agreement

Exhibit A
Amendment to the Existing Rights Agreement

ROOT, INC.
AMENDMENT TO THE
FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Amendment to the Fifth Amended and Restated Investors’ Rights Agreement, as amended (this “Amendment”), is made as of October 19, 2020 by and between Root, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages hereto. Capitalized terms not herein defined shall have the meanings ascribed to them in the Fifth Amended and Restated Investors’ Rights Agreement by and among the Company and the Investors dated as of November 25, 2019 (the “Existing Rights Agreement”).
RECITALS
WHEREAS, the Company has entered into that certain Common Stock Purchase Agreement, dated October 19, 2020, with Silver Lake Partners VI, L.P., a Delaware limited partnership (“Silver Lake”, and such agreement, the “Purchase Agreement”), pursuant to which Silver Lake will purchase shares of the Company’s Class A Common Stock (the “Shares”), immediately subsequent to the closing of the Qualified IPO (as defined in the Purchase Agreement).
WHEREAS, the Company and the undersigned parties desire to amend the terms of the Existing Rights Agreement for the limited purpose of providing Silver Lake with certain registration rights under Section 2 of the Existing Rights Agreement with respect to the Shares.
WHEREAS, pursuant to Section 6.6 of the Existing Rights Agreement, the Existing Rights Agreement may be amended only with the written consent of the Company and holders of at least a majority of the Registrable Securities then outstanding (collectively, the “Requisite Holders”).
WHEREAS, the undersigned parties constitute the Requisite Holders and consent to this Amendment.
AGREEMENT
NOW, THEREFORE, the undersigned parties hereby agree as follows:
1.Grant of Registration Rights and Assumption of Obligations Related Thereto. Upon the consummation of the transaction contemplated by the Purchase Agreement, Silver Lake (i) shall become a party to the Existing Rights Agreement only with respect to the registration rights set forth in Section 2 of the Existing Rights Agreement (“Registration Rights”).
2.Registrable Securities. Solely for purposes of Section 2 of the Existing Rights Agreement, the Shares purchased by Silver Lake in connection with the Purchase Agreement shall be deemed “Registrable Securities” as such term is defined in Section 1.28 of the Existing Rights Agreement.
3.Consent. The undersigned parties hereby consent to the addition of Silver Lake as an “Investor” party to the Existing Rights Agreement, as amended, solely for the purposes set forth in this Amendment. Silver Lake shall become a party to the Existing Rights Agreement, as amended, solely for the purposes set forth in this Amendment by executing and delivering a counterpart signature to this Amendment.
4.Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Existing Rights Agreement shall remain in full force and effect.
5.Governing Law. This Amendment shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
6.Integration. This Amendment and the Existing Rights Agreement, and the documents referred to herein and therein and the exhibits and schedules thereto, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.
7.Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Existing Rights Agreement as of the date first above written.

ROOT, INC.

By:
Name:	Alexander Timm
Title:	Chief Executive Officer

Address:	80 E. Rich Street, Suite 500 Columbus, OH 43215

IN WITNESS WHEREOF, the parties have executed this Amendment to the Existing Rights Agreement as of the date first above written.

INVESTOR:

SILVER LAKE PARTNERS VI, L.P.
BY: SILVER LAKE TECHNOLOGY ASSOCIATES VI, L.P.
BY: SLTA VI (GP), L.L.C.
BY: SILVER LAKE GROUP, L.L.C.

By:
Name:	Greg Mondre
Title:	Co-CEO

Address:	55 Hudson Yards 550 West 34th Street 40th Floor New York, NY 10001

Email:	Andy.Schader@SilverLake.com, Jennifer.Gautier@silverlake.com

Exhibit B
Capitalization